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[RYDER SCOTT COMPANY LETTERHEAD]

                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. in the Annual Report on Form 10-K of Spinnaker Exploration Company for the year ended December 31, 1999 and to the reference to our firm as experts in this Registration Statement on Form S-3.


                                 /s/ RYDER SCOTT COMPANY, L.P.
                                 ------------------------------
                                 RYDER SCOTT COMPANY, L.P.


October 27, 2000